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EXHIBIT 10.12

                          AMENDMENT TO PROMISSORY NOTE

      This agreement is to amend certain provisions of that certain $616,000 Promissory Note dated April 18, 2001 (the "Note") from Kevin G. Kerns ("Executive") and payable to Apropos Technology, Inc., an Illinois corporation (the "Company"). Terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Note.

      The references to April 1, 2002 in the Note are hereby replaced with April 1, 2003.

      The references to January 2, 2004 in the Note are hereby replaced with January 2, 2005.

      Agreed and accepted to this 25th day of March, 2002.

/s/Kevin G. Kerns                         Apropos Technology, Inc.
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Executive
                                          By:/s/Francis J. Leonard
                                            ----------------------
                                          Its: Chief Financial Officer
                                          Title: